UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

 830 Menlo Avenue, Suite 100

Menlo Park, CA 94025

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K, filed by 180 Life Sciences Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on April 19, 2021, on April 16, 2021, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) with the Commission. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the SEC.

Also, as previously disclosed in the Current Report on Form 8-K, filed by the Company with the Commission on May 21, 2021, on May 19, 2021, the Company received a letter from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Q1 2021 Form 10-Q”) with the Commission.

Nasdaq provided the Company 60 days, or until June 15, 2021, to submit to Nasdaq a plan detailing how the Company intended to regain compliance with Nasdaq’s listing rules regarding timely filings. The Company timely submitted such plan and on June 22, 2021, the Company received notice from Nasdaq that the Company has been granted an extension until July 31, 2021, to regain compliance with Nasdaq’s continued listing rule as relates to the untimely filings. In the event the Company does not regain compliance within the extension period, Nasdaq will provide the Company written notice of the delisting of the Company’s securities, at which time the Company may appeal the decision to a Hearings Panel.

The Company is continuing to work with its auditors to complete the 2020 Form 10-K and Q1 2021 Form 10-Q, and plans to file such reports as soon as possible in order to retain compliance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

As previously reported in the Current Report on Form 8-K filed by the Company with the Commission on June 10, 2021, Russell T. Ray, MBA, Teresa DeLuca MD, MBA, Pamela Marrone, PhD, and Francis Knuettel II, MBA (collectively, the “Board Appointees”), were to be elected to the Board effective upon the earlier of (a) the business day following the filing of the 2020 Form 10-K; and (b) June 28, 2021.

Effective on June 28, 2021, as a result of further unavoidable delays experienced by the Company in filing the 2020 Form 10-K, the Board extended the effective date of the appointment of the Board Appointees to the Board to, the earlier of (a) immediately following the filing of the 2020 Form 10-K (the “10-K Filing Date”); and July 2, 2021, with respect to Pamela Marrone, PhD and Francis Knuettel II, MBA, and to the 10-K Filing Date, with respect to Russell T. Ray, MBA and Teresa DeLuca MD, MBA (as applicable, the “Appointment Dates”), with each Board Appointees’ appointment as members of the Committees of the Board of Directors, as described in greater detail in the June 2021 Form 8-K, effective upon their applicable Appointment Dates, and the appointment of all other members of the Board to the Committee appointments described in the June 2021 Form 8-K, effective upon the earlier of (a) the 10-K Filing Date and (b) July 2, 2021.

There are no changes to the designations of the Board Appointees as Class I and Class II members of the Board as described in the June 2021 Form 8-K and the prior Current Report on Form 8-K filed by the Company with the Commission on May 27, 2021.

Item 8.01. Other Events.

On June 28, 2021, the Company issued a press release announcing its receipt of the extension from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also, on June 28, 2021, the Company issued a press release announcing that the Company has joined the Russell Microcap®   Index, effective after the U.S. market opens today, June 28. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release related to Nasdaq extension dated June 28, 2021

99.2	Press Release related to Company joining Russell Microcap® Index dated June 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D..
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer

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